Exhibit h.5

               AMENDMENT TO THE ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
                             AETNA SERIES FUND, INC.
                                       AND
                       AELTUS INVESTMENT MANAGEMENT, INC.

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               AMENDMENT TO THE ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                             AETNA SERIES FUND, INC.

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

                                   WITNESSETH:

         WHEREAS, Aetna Series Fund, Inc. (the "Company") and Aeltus Investment Management, Inc. ("Aeltus") entered into an Administrative Services Agreement (the "Agreement") on December 18, 1998 with respect to certain series of the Company; and

         WHEREAS, the Company has authorized the creation of a new series, Aetna Principal Protection Fund III ("Series"), and has amended its registration statement on Form N-1A to register shares of beneficial interest of the Series with the Securities and Exchange Commission; and

         WHEREAS, the Company desires to appoint Aeltus as Administrator of the assets for such Series;

         NOW THEREFORE, it is agreed as follows:

         The Company, on behalf of the Series, hereby appoints Aeltus, and Aeltus hereby accepts appointment, as the Administrator for the Series, in accordance with all the terms and conditions set forth in the Agreement, and for an annual fee of 0.10% of the average daily net assets of the Series payable monthly (in arrears).

Notwithstanding the above, the Administrator may waive a portion or all of the fees it is entitled to receive. The Administrator has agreed to waive fees so that the total annual operating expenses (excluding distribution and shareholder service fees) do not exceed 1.25% of the Series' average daily net assets.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below on the date mentioned below.


                                            Aetna Series Fund, Inc. on behalf of
                                            Aetna Principal Protection Fund III
Aeltus Investment Management, Inc.


By: /s/ Amy R. Doberman                     By:    /s/ J. Scott Fox
   --------------------------------            ---------------------------------

Name:   Amy R. Doberman                     Name       J. Scott Fox
     ------------------------------              -------------------------------

Title:  Vice President                      Title:     President
      -----------------------------               ------------------------------

Date:   2/9/00                              Date:      2/9/00
     ------------------------------              -------------------------------

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Attest:                                     Attest:

By: /s/ Daniel E. Burton                    By: /s/ Michael Gioffre
   --------------------------------            ---------------------------------

Name:   Daniel E. Burton                    Name:   Michael Gioffre
     ------------------------------              -------------------------------

Title:  Assistant Secretary                 Title:  Assistant Secretary
      -----------------------------               ------------------------------

Date:   2/9/00                              Date:   2/9/00
     ------------------------------              -------------------------------

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